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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                        Date of Report: January 15, 1999



                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


An Ohio Corporation                    No. 1-303               31-0345740
(State or other jurisdiction        (Commission File         (IRS Employer
of incorporation)                      Number)                    Number)

1014 Vine Street
Cincinnati, OH 45201
(Address of principal
executive offices)


Registrant's telephone number:  (513) 762-4000



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Item 8.    Change in Fiscal Year


           On January 6, 1999, the Company made the determination to change its fiscal year-end to the Saturday nearest January 31 of each year. The fiscal year-end for which the change will first be effective will be the 52-week period ended January 29, 2000, and will include a 16-week first quarter ending May 22, 1999, and 12-week second, third and fourth quarters ending August 14, 1999, November 6, 1999, and January 29, 2000,
           respectively. The Company intends to file separate audited statements of operations and cash flows covering the transition period from January 3, 1999 to January 30, 1999 on a Current Report on Form 8-K on or before May 15, 1999.

           Quarterly reports for fiscal year 1998 include results of a wholly-owned subsidiary of the Company based on 13-week quarterly periods, for which it will not be practicable or cost-justifiable to recast results in a manner consistent with the quarterly reporting periods of the newly adopted fiscal year. As a result, quarterly reports in the newly adopted fiscal year will include comparative financial statements for periods of the preceding fiscal year that are most nearly comparable to the newly adopted quarterly reporting periods. Disclosure regarding factors that affect the comparability of the information presented, and an assessment of the comparability of the data, will accompany the financial statements included in Form 10-Q for each quarterly period of the newly adopted fiscal year.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     THE KROGER CO.


January 15, 1999                     By: (Paul W. Heldman)
                                         Paul W. Heldman
                                         Senior Vice President,
                                           Secretary, and General Counsel